Exhibit 10.1
ARTICLES OF ASSOCIATION
OF FRESENIUS MEDICAL CARE AKTIENGESELLSCHAFT
I.     General Terms
ARTICLE 1
Firm Name and Registered Office
      The Company is a stock corporation. The name of the Company is
Fresenius Medical Care
Aktiengesellschaft
      The registered office of the Company is in Hof an der Saale.
ARTICLE 2
Purpose
      (1) The purpose of the Company is

a) the development, production and distribution of as well as the trading in health care products, systems and procedures, including dialysis;

b) the projecting, planning, establishment, acquisition and operation of health care businesses, including, but not limited to, dialysis centers, also in separate enterprises or through third parties as well as the participation in such dialysis centers;

c) the development, production and distribution of other pharmaceutical products and the provision of services in this field;

d) the provision of advice in the medical and pharmaceutical areas as well as the scientific information and documentation;

e) the provision of laboratory services for dialysis and non-dialysis patients and homecare medical services.
      The Company will operate itself or through subsidiaries at home and abroad.
      (2) The Company shall be entitled to enter into any and all business transactions and take any and all measures which seem to be necessary or useful to achieve the purpose of the Company and may, in particular without limitation, participate in other enterprises of the same or similar kind, take over the management and/or the representation of such enterprises, transfer company divisions, including essential company divisions, to enterprises in which the Company holds an interest and establish branches at home and abroad.
ARTICLE 3
Notifications and Publications
      (1) All notifications of the Company shall be made in the electronic Bundesanzeiger [Federal Gazette].
      (2) English short versions of the notices of shareholders’ meetings which must provide for the place, date and time and the items on the agenda of the shareholders’ meeting and the prerequisites of participation in the meetings as well as English short versions of the other notifications shall also be published in The Wall Street
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Journal and in The New York Times. With the consent of the supervisory board which must decide unanimously on such consent, the management board may determine deviations from this provision.
II.     Capital Stock and Shares
ARTICLE 4
Capital Stock
      (1) The capital stock of the Company amounts to Euro 246,517,980.16 and is divided into seventy million (70,000,000) bearer shares of the common stock and 26,296,086 non-voting bearer shares of the preferred stock.

In case of issuance of non-voting bearer shares of the preferred stock, particulars thereof are set forth in Article 19.

No consent of the preferred shareholders shall be required for the issuance of non-voting preferred shares which, for the distribution of the profits or the corporate assets, will be equal to or be preferred to the non-voting preferred shares existing from time to time.
      (2) The capital stock in the amount of DM 100,000 available at the transformation was raised through change of the legal form of Fresenius Medical Care GmbH with registered office in Hof an der Saale, the previous legal entity owning the assets and liabilities of the Company.
      (3) The management board shall be authorized, in the period up to May 23, 2010, with the approval of the supervisory board, to increase, on one or more occasions, the capital of the company by up to a total of EUR 30,720,000.00 for cash by the issue of new non-voting bearer preference shares (Authorized Capital I). The number of shares has to increase in the same proportion as the capital. The management board shall be further authorized, with the approval of the supervisory board, to decide on the exclusion of shareholders’ pre-emption rights. Exclusion of pre-emption rights is admissible, however, only for fractional amounts. The new shares may also be taken up by financial institutions to be specified by the management board, with the obligation to offer them to the shareholders (indirect pre-emption rights). The management board shall be further authorized, with the approval of the supervisory board, to determine the further details of the implementation of the capital increase out of Authorized Capital I. The supervisory board shall be authorized to amend the Articles of Association after complete or partial implementation of the capital increase out of Authorized Capital I or after the expiry of the authorized period in accordance with the amount of the capital increase out of Authorized Capital I.
      (4) The management board shall be authorized, with the approval of the supervisory board, to increase the capital stock of the Corporation during the period up to 22 May 2006 by a maximum amount of Euro 20,480,000.00 through the non-recurrent or recurrent issue of new non-voting bearer preference shares (Authorized Capital II). The number of shares has to increase in proportion to the capital stock. The increases in capital may take place against cash contributions or contributions in kind. The management board shall also be entitled, in each case subject to the approval of the supervisory board, to decide on an exclusion of the subscription right of the shareholders. However, such an exclusion of the subscription right shall only be permissible if, in case of a capital increase against cash contributions, the issue price is not significantly lower than the stock exchange price, and/or, in case of a capital increase against contributions in kind, the purpose of such increase is to acquire an enterprise or an interest in an enterprise.
      (5) The capital stock of the Corporation is contingently increased by a maximum of Euro 5,628,725.76 divided into a maximum of 2,198,721 par value shares, through the issue of new, non-voting bearer preference shares. The conditional capital increase will be made only to the extent that the holders of the convertible bonds issued by Fresenius Medical Care Aktiengesellschaft on the basis of the authority of the shareholders’ meeting of September 24, 1996 will exercise their rights to convert the bonds into new shares. The new shares
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will participate in the profits as from the beginning of the business year in which they are created as a result of exercise of conversion rights.
      (6) The capital stock of the Corporation is contingently increased by a maximum of Euro 2,848,235.52 divided into a maximum of 1,112,592 par value shares, through the issue of new, non-voting bearer preference shares. The conditional capital increase will be made only to the extent that subscription rights are granted pursuant to the stock option program in accordance with the resolution passed at the shareholders’ meeting of June 10, 1998, and of the resolution of the shareholders’ meeting of May 30, 2000, and the owners of the subscription rights exercise their subscription rights. The new non-voting bearer shares of the preferred stock will participate in the profits as from the beginning of the business year in which issuance occurs.
      (7) The capital stock of the Corporation is contingently increased by a maximum of Euro 10,215,170.56 divided into a maximum of 3,990,301 non-voting bearer preference shares, through the issue of new non-voting bearer preference shares in order to secure the convertible bonds adopted by resolution in the general meeting of 23 May 2001. The contingent capital increase shall only take place insofar as convertible bonds for par value shares are issued according to the international participation scheme for employees pursuant to the resolution of the general meeting of 23 May 2001 and insofar as the holders of such convertible bonds exercise their conversion right. The new non-voting bearer preference shares shall participate in profits as of the start of the fiscal year in which they are issued.
      (8) In case of a capital increase, the profit participation may be determined in derogation of Section 60, para. 2 AktG [German Corporation Law].
ARTICLE 5
Shares
      (1) The shares will be no par value bearer shares.
      (2) The Company shall be entitled to issue share certificates made out to bearer each evidencing a plurality of shares (several-share certificates).
      (3) The form of the share certificates and of the dividend coupons and renewal coupons shall be determined by the management board with the consent of the supervisory board.
      (4) The Company shall take the necessary measures to achieve that its shares will, as far as possible, be admitted for official quotation on the stock exchange in Frankfurt am Main and in suitable form — e.g. as “American Depositary Shares” — on the New York Stock Exchange and that such admissions will be maintained. With the consent of the supervisory board which must decide unanimously on such consent, the management board may determine deviations from this provision.
III.     Constitution of the Company
A. Management Board
ARTICLE 6
Composition
      (1) The management board shall consist of at least two (2) persons. The supervisory board may provide for a greater number. The supervisory board may also appoint deputy management board members.
      (2) The resolutions of the management board shall be adopted by a simple majority of the votes unless otherwise required by law. If a chairman of the management board has been appointed, he shall have the casting vote in case of a tie.
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ARTICLE 7
Representation of the Company
      (1) The Company shall be represented by two (2) members of the management board or by one (1) member of the management board jointly with a “Prokurist”. Until the entry of one or more further management board members, the Company will be represented by one management board member alone. The power of prokura is to be granted only as joint power of prokura subject to the restrictions referred to in Article 7 (3) below.
      (2) The supervisory board may grant the right of individual representation to individual or several management board members and revoke such right at any time. The supervisory board may appoint a chairman of the management board.
      (3) The express prior consent of the supervisory board shall be required for the following:

a) acquisition, alienation or encumbrance of real estate and equivalent rights if and to the extent that, in the individual case, an amount of Euro 5,000,000 or, in case of encumbrance, the security for the allowed credit line is exceeded;

b) acquisition, establishment, alienation of or charges on shareholdings in other enterprises if and to the extent that an amount of Euro 5,000,000 is exceeded in the individual case;

c) starting of new, and the discontinuance of existing, lines of business or establishments;

d) conclusion of any legal transaction of the Company with or toward another undertaking holding the majority of the shares in the Company within the meaning of Section 16 AktG or with or toward an enterprise affiliated with such undertaking within the meaning of Section 15 AktG if and when such legal transaction is beyond the ordinary course of business or the amount involved in such legal transaction exceeds Euro 3,000,000.

e) consenting to the performance of any of the above legal acts by an affiliated company.

f) conclusion, modification or termination of contracts between business enterprises within the meaning of Sections 291 et seq. AktG.
      (4) Notwithstanding the overall responsibility of the management board, the supervisory board shall, in particular in rules of procedure for the management board, assign the management board duties to the individual management board members and, within the framework of the imperative legal provisions and the Articles of Association, determine the relations of the management board members among each other and with the Company and, in extension of Article 7 (3) above, define the acts for which the management board shall require the express prior consent of the supervisory board. The supervisory board may give consents pursuant to Article 7 (3) above also generally, with or without time limit and also to individual members of the management board, in particular, the chairman of the management board. The supervisory board may, at any time, extend, restrict or revoke the rules of procedure for the management board.
B. Supervisory Board
ARTICLE 8
Election and Term of Office of the Supervisory Board
      (1) The supervisory board consists of six (6) members.

All six (6) members shall be elected by the shareholders’ meeting according to the provisions of the German Aktiengesetz.
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      (2) Unless expressly otherwise resolved by the shareholders’ meeting, the supervisory board members shall be appointed to hold office until the end of the ordinary shareholders’ meeting which resolves on the exoneration for the fourth business year after commencement of the term of office. The year in which the term of office commences shall not be considered for this calculation. Reelection of supervisory board members shall be permissible.
      (3) If a member elected by the shareholders’ meeting withdraws from the supervisory board before expiration of his term of office, a new member is to be elected in the next shareholders’ meeting to replace the withdrawing member. The newly elected member shall hold office for the remaining term of office of the withdrawing member.
      (4) The shareholders’ meeting may, for the supervisory board members to be elected by it, appoint substitute members who will become members of the supervisory board on the basis of a specific order to be determined upon election if and when supervisory board members withdraw before expiration of their term of office. Their position as substitute members shall revive if and when the shareholders’ meeting elects a new member instead of the withdrawing supervisory board member replaced by such substitute member. The term of office of the substitute member shall end upon completion of the shareholders’ meeting in which an election according to Article 8 (3) is made.
      (5) Each member of the supervisory board may resign from office by giving one month’s written notice to the chairman of the supervisory board even without good cause. Notice of resignation from office by the chairman of the supervisory board shall be given to his deputy.
ARTICLE 9
Constitution of the Supervisory Board
      (1) Following the shareholders’ meeting in which the supervisory board has been newly elected, the supervisory board shall hold a meeting without special notice of meeting and, where necessary, shall elect in such meeting from among its members a chairman and a deputy chairman for the whole term of office of the elected persons as supervisory board members.
      (2) If the chairman or his deputy resigns his office before expiration of his term of office, the supervisory board shall immediately hold a new election to replace the resigning chairman/ deputy.
ARTICLE 10
Meetings and Resolutions of the Supervisory Board
      (1) The meetings of the supervisory board shall be called by the chairman by notice subject to a notice period of fourteen (14) days. The meetings may be called in writing, by telefax or by other electronic means of communication. The invitation on the agenda must be stated in the notice of meeting. Notwithstanding sentence 2, in urgent cases, this period may be shortened and the meeting may be called by telegram, telex or telephone.
      (2) The meetings of the supervisory board shall in the regular case be by personal attendance. It is, however, admissible that meetings of the supervisory board be held by way of a video conference or that individual supervisory board members participate by way of video link, provided that in these cases the passing of resolutions also takes place by the way of a video conference or video link. Outside of meetings, resolutions in writing, telegraph, telefax, telex, telephone or electronic communication (e-mail etc.) are admissible, if this is ordered by the chairman of the supervisory board, or in the event of his being unable to act, by his deputy.
      (3) The supervisory board shall constitute a quorum if half the members making up the entire board take part in the adoption of the resolution. Those items on the agenda which have not been announced
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properly within the meaning of para. (1) above may be voted on only if none of the present members objects thereto.
      (4) If members of the supervisory board are prevented from attending the meeting, they may have another member of the supervisory board submit their written votes. Such delivery of the written vote shall be deemed to be participation in the adoption of the resolution.
      (5) Resolutions of the supervisory board shall require the majority of the votes cast unless otherwise provided by law or the Articles of Association. In case of a tie, a new vote shall be taken on the same issue at the request of the chairman of the supervisory board or of another member of the supervisory board. In the event that such new vote leads again to a tie, the chairman of the supervisory board shall have two (2) votes (to the legally permissible extent, this shall apply also to committees of the supervisory board of which he is a member). Article 10 (4) shall be applicable to the casting of the second vote. The deputy of the chairman of the supervisory board shall not be entitled to such second vote.
      (6) Minutes of the meetings of the supervisory board shall be prepared and translated into the English language. The minutes shall be signed by the chairman of the meeting. Any minutes to be prepared outside of the meeting by personal attendance (“Präsenzsitzung”), as outlined in sub paragraph 2 with respect to resolutions shall be signed by the chairman of the supervisory board.
ARTICLE 11
Rights and Duties of the Supervisory Board
      (1) The supervisory board shall have the rights and duties defined by imperative legal provisions and these Articles of Association.
      (2) The supervisory board shall, at any time, have the right to supervise the entire management of the management board and to inspect and audit all books and records, including the minutes of the meetings of the management board, as well as the assets of the Company. This right to inspect and audit can also be claimed by any individual supervisory board member. The supervisory board member must direct his request to the chairman of the supervisory board who shall pass the request on to the management board or, if a chairman of the management board has been appointed (Art. 7 (2) sentence 2), to such chairman.
      (3) The management board shall regularly report to the supervisory board. In addition, the supervisory board may request the submission of a report if and when there is reasonable cause therefor including where such cause relates to a business event at an affiliated company which has become known to the management board and which may substantially influence the situation of the Company. Article 11 (2), sentences 2 and 3 apply mutatis mutandis with the proviso, that the report can only be given to the supervisory board.
      (4) The supervisory board shall issue rules of procedure for the management board in accordance with Article 7 (4).
      (5) The supervisory board shall be entitled, without resolution of the shareholders’ meeting, to make any amendments to the Articles of Association which concern only the wording.
ARTICLE 12
Rules of Procedure of the Supervisory Board
      The supervisory board shall, within the framework of the imperative legal provisions and the Articles of Association, establish rules of procedure for itself which shall take into account, in particular, the interests of those supervisory board members who do not speak German.
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ARTICLE 13
Remuneration of Supervisory Board Members
      (1) The members of the supervisory board shall be reimbursed for the expenses incurred in the exercise of their office, including any value-added tax.
      (2) Each member of the Supervisory Board shall receive a fixed fee of US$80,000.00 per annum for each full fiscal year, payable in four equal installments at the end of each calendar quarter.

In the event that the shareholders’ meeting, taking into consideration the annual results, resolves a higher remuneration by a three fourths majority of the votes cast, such higher remuneration shall be payable.
      (3) If a business year is no complete calendar year, the remuneration shall be paid on a pro rata temporis basis. The chairman of the supervisory board shall receive twice the remuneration of a supervisory board member, and his deputy shall receive one and a half times the remuneration of a supervisory board member.
      (4) As a member of a Committee, a Supervisory Board member shall receive, in addition, US$30,000.00 per year, or as Chairman of a committee, US$50,000.00 per year, payable in each case in four equal installments at the end of each calendar quarter.
      (5) The Company shall pay the remuneration of the supervisory board members subject to statutory deductions.
C. Shareholders’ Meeting
ARTICLE 14
Calling of the Shareholders’ Meeting
      (1) The shareholders’ meeting shall be called, in so far as no shorter period is allowed by law, no later than one month before the day by the end of which the shares must be deposited according to Article 15 of these Articles of Association with the day of calling and the day of deposit not to be considered for such calculation.
      (2) No later than on the last day of the convocation period, also the English short version pursuant to Article 3 (2) shall be published.
      (3) The shareholders’ meeting shall be held at the place where the registered office of the Company is located, or in a German city where a stock exchange is situated or at the place where the registered office of a domestic affiliated company is located.
ARTICLE 15
Attendance at the Shareholders’ Meeting
      (1) Those shareholders shall be entitled to attend the shareholders’ meeting who deposit their shares no later than on the fifth day before the shareholders’ meeting with the Company, or a Notary in the Federal Republic of Germany, or a Wertpapiersammelbank [bank for the central depository of securities] or with any other body designated in the notice of meeting, during the business hours until the end of the shareholders’ meeting. If the credit institutions are closed on the last day of deposit, the period of deposit shall end on the preceding working day of the credit institutions.
      (2) If the shares are deposited with a German Notary or with a Wertpapiersammelbank, the certificate to be issued by them shall be submitted to the cash office of the Company no later than on the first working day, except the Saturday, after expiration of the period of deposit.
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      (3) Shares shall be deemed to have been properly deposited if they are blocked until the end of the shareholders’ meeting at a credit institution in the name of and with the consent of a depository.
      (4) The members of the management board and of the supervisory board should personally attend the shareholders’ meeting. If it is not possible for a member of the supervisory board to attend at the place of the shareholders’ meeting, in particular, because he is abroad for cause, he may participate in the shareholders’ meeting by sound and picture transmission.
      (5) If a voting right is to be exercised by a proxy, authorization in writing [“Textform”] shall be sufficient.
ARTICLE 16
Date of the Ordinary Shareholders’ Meeting
      The shareholders’ meeting which accepts the adopted annual financial statement or, as the case may be, resolves on the adoption of the annual financial statement and on the approval of the actions of the management board and the supervisory board and on the disposition of the profits (ordinary shareholders’ meeting) shall be held within the first eight (8) months of a business year.
ARTICLE 17
Chairmanship at the Shareholders’ Meeting and Voting
      (1) The shareholders’ meeting shall be chaired by the chairman of the supervisory board or, if he is prevented or at the request of the chairman of the supervisory board, by another supervisory board member to be designated by the chairman of the supervisory board. If and when no such designation has been made and the chairman of the supervisory board is prevented, another member to be designated by the supervisory board shall preside over the shareholders’ meeting.
      (2) The chairman shall chair the meeting, determine the order of items to be dealt with as well as the kind and form of the voting.
      (3) The majorities of the votes cast and of the capital stock represented for the adoption of the resolution which are required for the resolutions of the shareholders’ meeting shall be governed by the statutory provisions. In case of a tie, a motion shall be deemed denied.
      (4) Each share of the common stock shall grant one (1) vote in the shareholders’ meeting. The preferred shares shall be non-voting, unless otherwise required by imperative legal provisions; otherwise, sentence 1 of this paragraph shall apply mutatis mutandis.
      (5) The chairman can decide that the entire shareholders’ meeting or extracts therefrom be transmitted in sound and picture. Such transmission can even be in a form to which the public has unlimited access. The form of the transmission should be made known in the invitation.
IV.     Annual Financial Statement and Disposition of Profits
ARTICLE 18
Business Year, Rendering of Accounts
      (1) The business year shall be the calendar year.
      (2) Within the first three (3) months of the business year but no later than within the maximum period required by imperative legal provisions, the management board shall prepare the annual financial statement and the management report for the preceding business year and submit the same to the auditors.
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      (3) Immediately after receipt of the auditor’s report, the management board shall submit to the supervisory board the annual financial statement, the management report and the auditor’s report.
      (4) At the same time, the management board shall submit to the supervisory board the proposal which he intends to make to the shareholders’ meeting in respect of the disposition of profits.
      (5) Sub paragraphs 2 and 3 shall apply corresponding to group financial statements and to report on the economic group position, as far as § 170 sub paragraph 1 sentence 2 AktG is applicable to the Company as Mother Company.
ARTICLE 19
Disposition of Profits
      (1) The shareholders’ meeting shall resolve on the disposition of the balance sheet profits subject to the following paragraphs (2) to (4) of this Article.
      (2) Out of the annual balance sheet profits, the non-voting preferred shares (Article 4) shall receive a dividend which exceeds that for the common shares by an amount of Euro 0.06 per preferred share, but at least a dividend in an amount of Euro 0.12 per preferred share.
      (3) The minimum dividend of Euro 0.12 per preferred share shall take precedence over the distribution of a dividend on the common shares.
      (4) In the event that the balance sheet profits for one or more business years are insufficient to distribute Euro 0.12 per preferred share, the lacking sums shall be paid subsequently without interest out of the balance sheet profits for the following business years, i.e. after distribution of the minimum dividend on the preferred shares for these business years and before distribution of a dividend on the common shares. The right to subsequent payment shall be part of the profit share for the business year from the balance sheet profits of which the subsequent payment on the preferred shares is made.
V.     Formation Expenses
ARTICLE 20
Formation Expenses
      The formation expenses (Notary’s fees, court costs, costs of notification) amount up to DM 5,000 (in words: five thousand German Marks).
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